AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASTHERCELL GLOBAL INC.

The undersigned, as President of Masthercell Global Inc., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “Corporation”), does hereby certify that:

1.      The name of the Corporation is Masthercell Global Inc. The Corporation was incorporated on December 27, 2017.

2.      The provisions of the certificate of incorporation of the Corporation, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Masthercell Global Inc.

3.      The amendments, integration and restatement of the certificate of incorporation of the Corporation herein certified have been duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Sections 141(f), 228, 241 and 245 of the General Corporation Law of the State of Delaware.

4.      As of the effective date of this Amended and Restated Certificate of Incorporation, no shares of any stock have been issued by the Corporation.

5.      This Amended and Restated Certificate of Incorporation shall be effective upon filing.

6.      The certificate of incorporation of the Corporation, as amended, integrated and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read in its entirety as follows:

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASTHERCELL GLOBAL INC.

ARTICLE ONE
NAME

The name of the corporation is Masthercell Global Inc. (the “Corporation”).

ARTICLE TWO
ADDRESS OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, County of Kent. The name of its registered agent at such address is Cogency Global Inc.

ARTICLE THREE
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time (the “DGCL”).

ARTICLE FOUR
CAPITAL STOCK

A.      Designation and Amount. The total number of shares of all classes of stock that the Corporation has authority to issue is 5,000,000 shares, consisting of 3,000,000 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”), and 2,000,000 shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

B.      Common Stock.

1.      Classes of Common Stock. Of the 3,000,000 shares of Common Stock that the Corporation is authorized to issue, 2,500,000 shares shall be designated as “Voting Common Stock” and 500,000 shares shall be designated as “Non-Voting Common Stock.”

2.      Rights of the Common Stock. The voting, dividend, liquidation and other rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and the rights, powers and preferences of any additional class or series of Preferred Stock that may from time to time be designated by resolution of the Corporation’s board of directors (the “Board”). Except as set forth in this Article Four, or as required by law, the Voting Common Stock and the Non-Voting Common Stock shall have the same rights and preferences and shall be treated as one class of Common Stock. Whenever dividends upon the Preferred Stock, to the extent such stock may be entitled thereto, shall have been paid or declared and set apart for payment, the Board may declare a dividend upon the Common Stock. The holders of the Voting Common Stock and the Non-Voting Common Stock shall share ratably in any such dividend in proportion to the number of shares of Voting Common Stock and Non-Voting Common Stock held by each such holder; provided, however, that in the case of dividends or distributions of shares of Common Stock, such dividends or distributions may be made by payment of shares of Voting Common Stock to holders of Voting Common Stock and the payment of shares of Non-Voting Common Stock to the holders of Non-Voting Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and after the payment of any preferential amounts to be distributed to the holders of Preferred Stock, the remaining assets of the Corporation shall be distributed ratably among the holders of the Voting Common Stock and Non-Voting Common Stock in proportion to the number of shares held by each such holder.

 3.      Voting Rights. Except as otherwise provided by the DGCL, by this certificate of incorporation or any amendments hereto (the “Certificate of Incorporation”) or by resolutions adopted by the Board providing for the issuance of Preferred Stock in accordance with Section C(2) of this Article Four, all of the voting power of the Corporation shall be vested in the holders of the Voting Common Stock, and each holder of Voting Common Stock shall have one (1) vote for each share of Voting Common Stock held by such holder on all matters voted upon by the stockholders. The Non-Voting Common Stock shall not have any voting power, except as otherwise required by the DGCL. There shall be no cumulative voting. The number of authorized shares of Common Stock (and the number of shares of Voting Common Stock and Non-Voting Common Stock) may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL and without the necessity of a vote of the holders of Voting Common Stock or Non-Voting Common Stock voting as a separate class.

C.      Preferred Stock.

1.      Issuance and Reissuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board in accordance with Section 2 below. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

2.      Blank Check Preferred Stock. Subject to any vote expressly required by this Certificate of Incorporation and the last sentence of the last paragraph of this Section 2, the Board is hereby authorized to provide for the issuance of, and to issue, one or more series of shares of Preferred Stock, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of such shares and by filing a certificate of designation pursuant to the DGCL, to establish from time to time the powers, designations, voting rights, if any, preferences, and relative, participating, optional or other special rights of each such series and the qualifications, limitations or restrictions thereof. If at any time the Board shall have established and designated one or more series of Preferred Stock consisting of a number of shares that constitutes less than all of the authorized number of shares of Preferred Stock, then the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board as being part of a series previously established or a new series then being established by the Board. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the authority to determine and fix the following:

(a)      the number of shares to constitute that series and the distinctive designation of that series;

(b)      whether and under what conditions dividends may be payable on such shares, the dividend rate, if any, on the shares of that series, whether the dividends shall be cumulative, and, if so, from which date or dates, and the preferences, if any, and the special and relative rights of the shares of that series as to dividends;

(c)      whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)      the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(e)      whether or not the shares of that series shall be convertible into or exchangeable for shares of any other class or of any other series of the same or any other class of capital stock of the Corporation and, if so, the conversion or exchange price or ratio and other conversion and exchange terms;

(f)      whether or not the shares of that series will have voting rights and, if applicable, the matters to be voted on by such series and the terms and conditions under which the shares of that series shall have separate voting rights or no voting rights;

(g)      whether the shares of that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

(h)      other powers, designations, preferences, and relative, participating, optional or other special rights of the shares of that series and the qualifications, limitations or restrictions thereof to the full extent now or hereafter permitted by the laws of the State of Delaware.

Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Notwithstanding the foregoing, the Board is authorized to provide for the creation and issuance of, and to issue, one or more series of shares of Preferred Stock pursuant to this Section C(2), only in the event that (i) the Board determines that it is reasonably likely that the Corporation will not have sufficient funds to operate its business or meet its obligations absent an equity investment in the Corporation and (ii) the holders of a majority of the issued and outstanding shares of Common Stock have voted against, or refuse to approve, amending and/or restating this Amended and Restated Certificate in connection with such equity investment to authorize shares of such new series or class of Preferred Stock within ten (10) days following the Board’s request for such approval.

D.      Series A Preferred Stock.

378,000 shares of the authorized and unissued Preferred Stock are hereby designated “Series A Preferred Stock,” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.           Dividends.

(a)      Dividends to Holders of Series A Preferred Stock. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consent required elsewhere in this Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (x) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (y) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided, that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall originally mean $31.22 per share, provided that the Series A Original Issue Price (i) shall be increased when a holder of Series A Preferred Stock makes a cash contribution to the Corporation pursuant to Section 1.4(c) or Section 1.6(d) of that certain Stock Purchase Agreement by and among the Corporation, Orgenesis Inc. (“Orgenesis”) and GPP-II Masthercell, LLC (“GPP”), on a per share basis in an amount equal to (A) the amount of such cash contribution divided by (B) the total number of shares of Series A Preferred Stock held by such holder at the time of such cash contribution, and (ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.           Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)      Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking junior to the Series A Preferred Stock, by reason of their ownership thereof, an amount per share equal to (i) 1.5 multiplied by the Series A Original Issue Price, plus (ii) any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event such remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 2(a), then the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)      Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of any and all classes or series of Preferred Stock (including the Series A Preferred Stock), the remaining assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of shares of Series A Preferred Stock and Common Stock, pro rata based, for each such holder, on the sum of (x) the number of shares of Common Stock held by such holder plus (y) for any holder of Preferred Stock the number of shares of Common Stock that would be issuable to such holder upon conversion of such Preferred Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Sections 2(a) and 2(b) is hereinafter referred to as the “Series A Liquidation Amount”).

(c)      Deemed Liquidation Events.

 (i)      Each of the following events shall be deemed to be a liquidation of the Corporation (a “Deemed Liquidation Event”), unless the holders of fifty percent (50%) or more of the outstanding shares of Series A Preferred Stock elect otherwise by written notice given to the Corporation:

(A)      a merger or consolidation in which:

(I)	the Corporation is a constituent party or

(II)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation transaction involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation transaction continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation transaction, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 2(c)(i), all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation transaction shall be deemed to be outstanding immediately prior to such merger or consolidation transaction and, if applicable, converted or exchanged in such merger or consolidation transaction on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(B)      the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(ii)      The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event referred to in Section 2(c)(i) above unless the definitive agreement for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a) and 2(b) above.

(iii)      In the event of a Deemed Liquidation Event pursuant to Section 2(c)(i) above, if the Corporation does not effect a dissolution of the Corporation under the DGCL within 60 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series A Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series A Preferred Stock, and (B) if the holders of at least 50% of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than 90 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders (the “Net Proceeds”) to redeem, to the extent legally available therefor, on the 90th day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), all outstanding shares of Series A Preferred Stock for an amount equal to the amount determined in accordance with Sections 2(a) and 2(b). In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, then the Corporation shall, in accordance with the preference of payments set forth in Sections 2(a) and 2(b), (x) redeem all of the outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount, or, if the Net Proceeds or the Corporation’s otherwise lawfully available funds are not sufficient to pay such amount, redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares of Series A Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefore, and (y) after payment in full of such amounts, the Corporation shall pay the remainder of any Net Proceeds in accordance with Section 2(b). Prior to the distribution or redemption provided for in this Section 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

(iv)      The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.

(v)      In the event of a Deemed Liquidation Event pursuant to Section 2(c)(i) above, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the definitive agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a) and 2(b) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a) and 2(b) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.           Voting.

(a)      On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Voting Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of this Certificate of Incorporation (including Section 3(b) below), holders of Series A Preferred Stock shall vote together with the holders of Voting Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(b)      At any time when shares of Series A Preferred Stock are outstanding, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock (which for purposes of this Certificate of Incorporation shall be GPP), given in writing or by vote at a meeting, consent or voting (as the case may be) separately as a class, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise, take any of the actions set forth in Section 3.5 of that certain Stockholders’ Agreement, by and among the Corporation, GPP, Orgenesis and the other stockholders of the Corporation, as such agreement may be amended, modified or restated from time to time (the “Stockholders’ Agreement”).

4.           Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)      Right to Convert.

(i)      Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Voting Common Stock as is determined by dividing (A) the Series A Original Issue Price by (B) the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $31.22 per share.

(ii)      The Series A Conversion Price and the rate at which shares of Series A Preferred Stock may be converted into shares of Voting Common Stock under this Certificate of Incorporation, shall be subject to adjustment as provided below.

(iii)      In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights of any share of Series A Preferred Stock shall terminate at the close of business on the last full day preceding the earliest date fixed for the payment of any amount distributable on such event to the holders of any shares of Series A Preferred Stock.

(b)      Mechanics of Conversion.

(i)      In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Voting Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Voting Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Voting Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver at such office to such holder of Series A Preferred Stock, or to his, her or its nominees, certificates for the number of shares of Voting Common Stock to which such holder shall be entitled and (b) pay any accrued and unpaid dividends with respect to the shares of Series A Preferred Stock converted.

(ii)      The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Voting Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Voting Common Stock at such adjusted Conversion Price.

(iii)      All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Voting Common Stock in exchange therefor and the right to receive payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(iv)      Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for such conversion or on the Voting Common Stock delivered upon such conversion.

(c)      Adjustments to Series A Conversion Price for Diluting Issues.

(i)      Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(A)     “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)      “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(C)      “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D)      “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(c)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following (“Exempted Securities”):

(I)	shares of Common Stock issued or deemed issued as a dividend or distribution on Series A Preferred Stock;

(II)	shares of Common Stock issued or deemed issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4(d) or 4(e) below;

(III)

shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(IV)

shares of Common Stock or Convertible Securities issued or deemed issued in connection with (x) the acquisition of another person’s or entity’s business by the Corporation or any of its subsidiaries (whether by acquisition of stock or assets or by merger, consolidation, reorganization or other similar transaction), (y) the formation of a joint venture or collaboration arrangement, or (z) a non- capital raising transaction or for non-cash consideration, such as issuances to vendors or strategic or marketing partners; or

(V)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(ii)      No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 50% of the then-outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii)      Deemed Issue of Additional Shares of Common Stock.

(A)      If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)      If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4(c)(iv) below, are revised (as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)      If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4(c)(iv) below (either because the consideration per share (determined pursuant to Section 4(c)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date (as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4(c)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)      Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4(c)(iv) below, the Series A Conversion Price shall be readjusted to Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)      If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section 4(c)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 4(c)(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section 4(c)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv)      Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(iii)), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(A)      “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(B)      “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(C)      “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding, in addition to the outstanding shares of Common Stock, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(D)      “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(E)      “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(v)      Determination of Consideration. For purposes of this Section 4(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(III)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board.

(B)      Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

(I)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4(c)(iv) above, and such issuance dates occur within a period of no more than 120 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(d)      Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)      Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)      the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)      the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of the Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of the Series A Preferred Stock had been converted into Common Stock pursuant to the terms of this Certificate of Incorporation on the date of such event.

(f)      Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4(e) do not apply to such dividend or distribution, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation that they would have been entitled to receive had all outstanding shares of Series A Preferred Stock been optionally converted into Common Stock pursuant to the terms of this Certificate of Incorporation on the date of such event and had they, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of Series A Preferred Stock; provided, however, that no such provision shall be made if the holders of Series A Preferred Stock receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock pursuant to the terms of this Certificate of Incorporation on the date of such event.

(g)      Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2(d), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 4(d), (e) or (f)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock not so converted or exchanged shall thereafter be convertible in lieu of the Voting Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Voting Common Stock issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of such Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

(h)      Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the shares of such Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of shares of such Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the shares of such Series A Preferred Stock.

5.           Mandatory Conversion.

(a)      In the event the Corporation completes the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”), and Orgenesis requests in writing that the holders of Series A Preferred Stock convert into Voting Common Stock in connection with, and at the time of completion of, such Public Offering (the “Mandatory Conversion”) then each outstanding share of Series A Preferred Stock shall automatically convert into shares of Voting Common Stock in accordance with the conversion provisions set forth in Section 4 above upon completion of such Public Offering; but only if, on the date of such Mandatory Conversion, the Corporation makes a payment, in cash, to each holder of Series A Preferred Stock equal to 1.5 multiplied by the Series A Original Issue Price for each share of Series A Preferred Stock held by such holder (the “Conversion Payment”).

(b)      In the event Orgenesis elects to cause the Mandatory Conversion, all holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5 at least ten (10) days (as defined in the Stockholders’ Agreement) prior to the Mandatory Conversion Date. Such notice shall be sent by overnight or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the DGCL, to each record holder of Series A Preferred Stock.

Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive the Conversion Payment and certificates for the number of shares of Voting Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date (subject to receiving the Conversion Payment), all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Voting Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Voting Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive the Conversion Payment and certificates for the number of shares of Voting Common Stock into which such Series A Preferred Stock has been converted, the right to receive payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, certificates for the number of shares of Voting Common Stock issuable on such conversion in accordance with the provisions hereof.

(c)      All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into the right to receive the Conversion Payment and Voting Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued as shares of such Series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(d)      For the avoidance of doubt, an attempted conversion of the Series A Preferred Stock into Voting Common Stock pursuant to this Section 5 shall not be effective, and the holders of Series A Preferred Stock shall retain all of their rights as holders of Series A Preferred Stock under this Certificate of Incorporation and the Stockholders’ Agreement, until all holders of Series A Preferred Stock have received the entire amount of their Conversion Payment in cash.

6.           Redemption.

(a)      In addition to the redemption of the Series A Preferred Stock in accordance with the Deemed Liquidation provisions of Section 2(c)(iii), each holder of shares of Series A Preferred Stock (the “Redeeming Holders”) shall have the right to require the Corporation to redeem its Series A Preferred Stock, out of funds lawfully available therefore and as further described in this Section 5, if at least 50% of the then outstanding shares of Series A Preferred Stock so request in a written instrument (a “Redemption Request”) delivered to the Corporation at any time after the earlier of (i) the fifth (5th) anniversary of the Series A Original Issue Date and (ii) the shareholders of Orgenesis failing to duly and validly Properly Approve (as defined in the Stockholders’ Agreement) on or before December 31, 2019 the Stockholders’ Agreement Terms (as defined in the Stockholders’ Agreement) and the Corporation has received an arm’s length offer to purchase the Corporation from a third party purchaser that is not an affiliate of any stockholder of the Corporation (the “Proposed Sale”) which the Corporation has not accepted and completed.

(b)      In the event a Redemption Request is delivered at any time following the fifth (5th) anniversary of the Series A Original Issue Date, the price per share of Series A Preferred Stock at which the Corporation shall redeem shares of Series A Preferred Stock pursuant to this Section 6 (the “Redemption Price”) shall be equal to the Series A Liquidation Amount applicable to each share of Series A Preferred Stock determined as if a Deemed Liquidation Event had occurred on the date the Redemption Request is issued and as determined by one of the top ten (10) United States independent third party accounting firms selected by the holder of such shares of Series A Preferred Stock in its sole discretion; provided, however, that if such accounting firms do not provide such valuation services in the ordinary course of their business as of the time such valuation is to be requested, then the valuation shall be determined by a reputable, independent third party entity that provides such valuation services as chosen by the holder of such shares of Series A Preferred Stock in its sole discretion.

(c)      In the event the Stockholders’ Agreement Terms are not approved prior to December 31, 2019 and a Redemption Request is delivered following the Corporation’s failure to accept and complete a Proposed Sale, the Redemption Price shall be equal to the Series A Liquidation Amount that would have been paid for each share of Series A Preferred Stock if the Proposed Sale had been completed.

(d)      The Corporation shall, pursuant to this Section 6, redeem all shares of Series A Preferred Stock held by the Redeeming Holders in a single installment within sixty (60) days after the date of the Redemption Request (the date of such installment shall be referred to herein as the “Redemption Date”). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A Preferred Stock to be redeemed on such Redemption Date, then the Corporation shall redeem a pro rata portion of each Redeeming Holder’s shares of Series A Preferred Stock out of funds legally available therefore. Any remaining shares of Series A Preferred Stock held by a Redeeming Holder that cannot be redeemed shall, at the option of such Redeeming Holder, be either retained as shares of Series A Preferred Stock or converted into a promissory note, payable by the Corporation to such Redeeming Holder, which shall be payable on demand and shall be in the principal amount equal to the aggregate Redemption Price of such shares. Such promissory note shall accrue interest at a market rate (provided that such interest shall not exceed the maximum statutory rate, if any, then in effect). Furthermore, if the Corporation has insufficient funds to redeem all of the Series A Preferred Stock, the Corporation shall have the right, but not the obligation, without regards to any rights or preferences of the Series A Preferred Stock as set forth in this Certificate of Incorporation or the Stockholders’ Agreement, to raise funds (either form existing stockholders or outside sources) to meet its obligations arising from the Redemption Request but only if all amounts payable to all holders of Series A Preferred Stock are fully paid in cash at time of the completion of such fundraising.

(e)      The Corporation shall send written notice of the redemption pursuant to this Section 6 (a “Redemption Notice”) to each Redeeming Holder not less than fifteen (15) days prior to each Redemption Date. Each Redemption Notice shall state:

(i)      the number of shares of Series A Preferred Stock held by the Redeeming Holder(s);

(ii)      the Redemption Date and the Redemption Price;

(iii)      the date upon which the holder’s right to optionally convert such shares terminates (as determined in accordance with this Certificate of Incorporation); and

(iv)      that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(f)      On or before the applicable Redemption Date, each Redeeming Holder, unless such holder has exercised such holder’s right to optionally convert such shares as provided in this Certificate of Incorporation, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event that less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(g)      If the Redemption Notice shall have been duly given and, if on the applicable Redemption Date, the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefore in a timely manner, then, notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.           Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following such redemption or acquisition.

8.           Waiver. Any of the rights, powers, preferences or other terms of the holders of Series A Preferred Stock set forth herein may be waived on behalf of all holders of the Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 50% of the shares of Series A Preferred Stock then-outstanding.

ARTICLE FIVE
EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE SIX
GENERAL

A.           Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all powers, preferences, rights and privileges conferred upon stockholders, directors or any other persons in this Certificate of Incorporation are granted subject to this reservation.

B.           Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, subject to any additional vote or approval required by this Certificate of Incorporation or the Bylaws or any agreement among the stockholders and the Corporation, the Board is expressly authorized and empowered to adopt, amend or repeal the Bylaws in any respect not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation or any agreement among the stockholders and the Corporation; provided, however, that the fact that such power has been conferred upon the Board shall not divest the stockholders of the power and authority, nor limit the power of stockholders, to adopt, amend or repeal the Bylaws.

C.           Powers of Board. In addition to the powers and authority in this Certificate of Incorporation or by statute expressly conferred upon it, the Board may exercise all such powers and do all such acts as may be exercised or done by a corporation under the laws of the State of Delaware, subject to the provisions of this Certificate of Incorporation and the Bylaws and any agreement among the stockholders and the Corporation.

D.           Ratification by Stockholders. Any contract, transaction or act of the Corporation or of the Board or any committee of the Board that shall be ratified by the holders of a majority of the shares of stock of the Corporation entitled to vote shall, insofar as permitted by the laws of the State of Delaware or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

E.           Stockholders’ Meetings. Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from the time to time by the Board or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

ARTICLE SEVEN
EXCULPATION

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law of the State of Delaware, in each case as so amended. Any repeal or modification of this Article Seven shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE EIGHT
BUSINESS COMBINATIONS

The Corporation expressly elects not to be governed by Section 203 of the DGCL as from time to time in effect or any successor provision thereto.

ARTICLE NINE
INDEMNIFICATION

A.           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or as a director or manager of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is an alleged action in an official capacity as a director or manager or in any other capacity while serving as a director or manager, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all cost, expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or manager and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section C below with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

B.           Right to Advancement of Expenses. Any person entitled to indemnification pursuant to Section A above shall also be reimbursed by the Corporation for all expenses incurred in defending or preparing to defend any Proceeding for which such right to indemnification is applicable, in advance of its final disposition (hereinafter an “Advancement”); provided, however, that, if the DGCL requires, an Advancement shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such person is not entitled to be indemnified for such expenses under this Article Nine or otherwise.

C.           Right of Indemnitee to Bring Suit. The rights to indemnification and to Advancement conferred in Sections A and B above shall be contract rights between the Corporation and each person entitled to such rights to indemnification and to Advancement. Any repeal or modification of this Article Nine shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing. If a claim under Section A or B above is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement, in which case the applicable period shall be twenty (20) days, then the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement pursuant to the terms of an undertaking, then the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification under Section A above (but not in a suit brought by the Indemnitee to enforce a right to an Advancement) it shall be a defense that, and (2) in any suit by the Corporation to recover an Advancement pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, its independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such a suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to Advancement under this Article Nine, or by the Corporation to recover an Advancement pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement, under this Article Nine or otherwise shall be on the Corporation.

D.           Non-Exclusivity of Rights. The rights to indemnification and to Advancement conferred in this Article Nine shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

E.           Indemnification Priority. The Corporation hereby acknowledges that certain directors and officers affiliated with institutional investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”). The Corporation hereby agrees (i) that the Corporation is the full indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses, to provide indemnification and/or to provide insurance for the same expenses or liabilities incurred by the Indemnitee are secondary), (ii) that the Corporation shall be required to advance the full amount of expenses incurred by the Indemnitee in accordance with this Article Nine without regard to any rights the Indemnitee may have against the Institutional Indemnitors and (iii) that the Corporation irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Corporation. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Institutional Indemnitor or any insurer providing insurance coverage under any policy purchased or maintained by an Institutional Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. Each Indemnitee shall execute all documents reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Institutional Indemnitors under this Section 9.E, including the execution of such documents as may be necessary to enable the Institutional Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Institutional Indemnitors shall be third-party beneficiaries with respect to this Section 9.E, entitled to enforce this Section 9.E.

F.           Witnesses. To the extent that any Indemnitee is a witness in any Proceeding, such Indemnitee shall be indemnified against all costs and expenses actually and reasonably incurred by such Indemnitee on his or her behalf in connection therewith.

G.           Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article Nine or the DGCL.

H.           Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to Advancement to any officer, employee or agent of the Corporation, or to any person serving at the request of the Corporation as an officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article Nine with respect to the indemnification and Advancement of directors of the Corporation.

ARTICLE TEN
CORPORATE OPPORTUNITIES

A.           Corporate Opportunities. To the fullest extent permitted by law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. “Excluded Opportunity” means any matter, transaction, interest or opportunity that is presented or offered to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, equityholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction, interest or opportunity is presented or offered to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

B.           Effect of Repeal or Modification. Neither the repeal nor modification of this Article Ten nor the adoption of any other amendment to this Certificate of Incorporation inconsistent with this Article Ten shall eliminate or reduce the effect of this Article Ten in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article Ten, would accrue or arise, prior to such repeal, modification or adoption. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ten.

ARTICLE ELEVEN
JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eleven shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleven (including, without limitation, each portion of any sentence of this Article Eleven containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * *

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 27th day of June, 2018.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	President